UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2010

SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in charter)

Yukon Territory, Canada (State or Other Jurisdiction of Incorporation)	000-52073 (Commission File Number)	75-2578509 (IRS Employer Identification Number)
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices)
Registrant’s telephone number, including area code: (630) 577-3206
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On December 29, 2010, SXC Health Solutions Corp. (“SXC”) issued a press release announcing the completion of its previously announced acquisition, through a wholly owned subsidiary of SXC, of MedfusionRx, L.L.C. (“Medfusion”) and certain affiliated entities and certain specified assets of Medtown South, LLC (“Medtown South”), pursuant to that certain Purchase Agreement, dated as of December 1, 2010 (the “Purchase Agreement”), by and among a wholly owned subsidiary of SXC, Medfusion, Medtown South, the members of Medfusion identified therein (collectively, the “Selling Members” and, together with Medtown South, the “Selling Parties”) and Ron Cunningham, in his capacity as Selling Party Representative pursuant to Section 9.08 thereof.
     Effective as of 11:59 p.m. Eastern Standard Time on December 28, 2010, SXC, through a wholly owned subsidiary, acquired (the “Acquisition”) all of the outstanding equity interests of Medfusion and certain affiliated entities and certain specified assets of Medtown South in exchange for $100.0 million in cash (subject to a working capital adjustment described below) and an opportunity for the Selling Members to earn an additional $5.5 million in cash, subject to the satisfaction of certain performance targets through the 2012 fiscal year, in each case upon the terms and subject to the conditions contained in the Purchase Agreement. The purchase price is subject to a customary post-closing adjustment based on working capital as of the effective time of the Acquisition.
     Medfusion conducts a specialty pharmacy business providing clinical services to over 9,000 patients with complex chronic conditions. Based in Birmingham, Alabama, Medfusion also has a satellite pharmacy in Alabama and six additional pharmacies in Tennessee, Mississippi, West Virginia, Texas, Louisiana and Kansas.
     A copy of the press release announcing the completion of the Acquisition is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Acquisition and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
     The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Selling Parties or SXC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in SXC’s public disclosures.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1
Purchase Agreement, dated December 1, 2010, by and among MedfusionRx, L.L.C., Medtown South, LLC, the members of Medfusion identified therein, Ron Cunningham, in his capacity as Selling Party Representative pursuant to Section 9.08 thereof, and SXC Health Solutions, Inc.

99.1	Press release of SXC Health Solutions Corp. issued December 29, 2010

SIGNATURE
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 29, 2010

SXC HEALTH SOLUTIONS CORP.
By:	/s/ Jeffrey Park
	Name:	Jeffrey Park
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Purchase Agreement, dated December 1, 2010, by and among MedfusionRx, L.L.C., Medtown South, LLC, the members of Medfusion identified therein, Ron Cunningham, in his capacity as Selling Party Representative pursuant to Section 9.08 thereof, and SXC Health Solutions, Inc.

99.1	Press release of SXC Health Solutions Corp. issued December 29, 2010

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